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                                   Exhibit 2.4

                   Articles of Amendment: (Nevada Name Change)

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



                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                       Professional Recovery Systems, Ltd.

                (after payment of capital and issuance of stock)

We the Undersigned, Officers of Professional Recovery Systems, Ltd. ("the Corporation") hereby certify:

     1. The Board of Directors of the Corporation at a meeting of duly convened and held on July 14, 1999 adopted a resolution to amend the Articles of Incorporation as Originally filed as follows:


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The former Article I read: The name of the Corporation is Professional  Recovery
Systems, Ltd.
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Article I is superseded and replaced as  follows: The name of the Corporation is
NetBanx.com Corp.
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The former  Article IV read:  The  corporation  shall have authority to issue an aggregate of 50,000,000 shares of common voting equity stock of par value one mil ($0.001) per share, and no other class or classes of stock, for a total capitalization of $50,000. The corporation's capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value.
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Article IV is superseded  and replaced as follows:  The  corporation  shall have authority to issue an aggregate of 100,000,000 shares of common voting equity stock of par value one mil ($0.001) per share, and no other class or classes of stock, for a total capitalization of $100,000. The corporation's capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value.
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             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

                                       AMENDMENT TO ARTICLES OF INCORPORATION OF
                                             Professional Recovery Systems, Ltd.
                                                           July 14, 1999 Page 40


     2. The Action of the Board of Directors, as recited above was authorized and empowered, pursuant to the Laws of Nevada: the number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation on July 14, 1999 was 2,381,600; and the foregoing changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon, specifically 1,138,000 affirmative votes, representing more than 55% of the total issued, outstanding and entitled to vote.

     This amendment is signed and dated and notarized, as follows:




J. Dan Sifford                                                   William Stocker
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J. Dan Sifford                                                   William Stocker
PRESIDENT                                                    ASSISTANT SECRETARY